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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of the following: our report dated May 28, 1998, appearing on page F-1 of Metal Management, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998; our report dated May 28, 1998, relating to the supplementary consolidated financial statements of Metal Management, Inc., appearing in Metal Management, Inc.'s Current Report on Form 8-K dated July 2, 1998; our report dated August 12,
1997, except for Note 7 which is as of March 9, 1998, related to the Aerospace Metals, Inc. financial statements appearing in Metal Management, Inc.'s Form 8-K dated May 1, 1998; and, our report dated June 23, 1998 related to the Naparano Iron & Metal Co. and Nimco Shredding Co. financial statements appearing in Metal Management, Inc.'s Form 8-K/A dated July 9, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PricewaterhouseCoopers LLP
Chicago, Illinois
July 10, 1998